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                                                                   EXHIBIT 10.50



I, Joseph Tung, certify that set forth below is a fair and accurate English translation of the required document included as an exhibit to this Registration Statement.


                                             By: /s/ JOSEPH TUNG
                                                 -------------------------------
                                                 Title: Chief Financial Officer
                                                 Dated: March 31, 2003


                    ADVANCED SEMICONDUCTOR ENGINEERING, INC.
                         2002 EMPLOYEE STOCK OPTION PLAN


1.   PURPOSE

     The 2002 Employee Stock Option Plan (the "Plan") of Advanced Semiconductor Engineering, Inc. (the "Company") is made for the purposes of attracting professionals needed by the Company, encouraging employees, increasing employees' recognition of the Company and creating more profits for the Company and its shareholders. The Plan is made in compliance with article 28-3 of Securities and Exchange Law, the Guidelines for Handling Issuance and Offer of Securities by Issuers issued by the Securities and Futures Commission of Ministry of Finance and relevant laws and regulations.


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2.   ISSUE PERIOD

     Within one (1) year from the date on which the report of the Plan filed with the competent authority becomes effective (the "Effective Date"), the Company may, depending actual needs, issue the options covered herein ("Options") in one or more tranches. The actual issue date(s) will be determined by the Chairman of the Board of Directors of the Company (the "Chairman").

3.   QUALIFICATIONS OF EMPLOYEES

     The Plan applies only to full-time employees of the Company or its domestic or foreign subsidiaries. The Chairman shall nominate and submit to the Board of Directors for approval the employees who are entitled to Options and the number of the Options to be granted to him/her based on his/her seniority, ranking, performance, over-all contribution,


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     special achievement, etc.

     The total number of Options granted to any employee in any tranche shall not exceed ten percent (10%) of the total number of Options issued in that tranche. The total number of shares subscribed by each employee by way of exercising Options granted to him/her within each fiscal year shall not exceed one percent (1%) of the total issued and outstanding common shares of the Company at the end of each such fiscal year.

4.   TOTAL NUMBER OF OPTIONS TO BE GRANTED

     The total number of Options to be issued under the Plan shall be one hundred and sixty million (160,000,000). Each Option is entitled to subscribe one (1) common share of the Company. The total number of common shares of the Company to be reserved for the Options shall be one hundred and sixty million (160,000,000) shares.


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5.   TERMS AND CONDITIONS

     (1)  Exercise Price

          The exercise price of the Options shall be the closing price of the Company's common shares on the date that the Options are issued.

     (2)  Vesting Schedule

          The Options will expire at the end of the tenth year from the issue date ("Expiry Date"). The Options may not be transferred, except by inheritance. If the employee or his/her inheritor is unable to exercise


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          the Options before the Expiry Date, such Options shall elapse and be cancelled.

          The Options shall become exercisable from the date two (2) years after the issue date thereof ("Waiting Period"), and the percentage of exercisable Options in different time periods are set forth below.

            Number of Years after the    Accumulated Percentage of
                   Issue Date               Options Exercisable
          -----------------------------------------------------------
                      2 years                       40%
                    2.5 years                       50%
                      3 years                       60%
                    3.5 years                       70%
                      4 years                       80%
                    4.5 years                       90%
                      5 years                       100%

(3) The Company shall have the right to revoke and cancel any Option, which is not exercisable, granted to an employee if he/she has any material misconducts by way of violating the employment contract or codes of the Company or any significantly poor performance.

(4)  Type of Shares Underlying the Options.

     Common shares of the Company shall be the underlying shares of the Options.

(5)  Termination of Employment

     If an employee's employment is terminated, he/she shall exercise options in accordance with the following provisions:

     a.   Voluntary Resignation, Lay-off and Unemployment

          Exercisable Options can be still exercised within three (3) months after the termination of employment relationship. Unexercised Options shall be cancelled immediately on the termination date.

     b.   Retirement ---

          Except being subject to the Waiting Period, Options can be exercised without following 5 (2) above.

     c.   on Leave Without Pay ---

          In case the employee is approved to be on leave without pay, exercisable Options can be exercised within three (3) months from the effective date of the leave. If Options are not exercised within such three-month period, the Options cannot be exercised until the employee's reinstatement. With respect to


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               non-exercisable Options, the calculation of years and percentages as set forth in Paragraph 5(2) above shall suspend during the period of leave and shall be resumed after the employee's reinstatement, subject to the ten-year period set forth in Paragraph 5(2) above.

          d.   Death ---

               If the employee's employment with the Company or its subsidiaries is terminated by reason of death, the employee's heir(s) shall have the right to exercise the Options having been granted to the said employee. Except being subject to the Waiting Period, all such Options are exercisable, regardless of the schedule set forth in Paragraph 5(2) above.

          e.   Death or Disability Caused by Injury in Work ---

               (a) Except being subject to the Waiting Period, all Options are exercisable upon the unemployment of the employee due to any disability caused by injury in work, regardless of the schedule set forth in Paragraph 5(2) above.

               (b) Except being subject to the Waiting Period, all Options are exercisable by the heir(s) upon the death of the employee caused by injury in work, regardless of the schedule set forth in Paragraph 5(2) above.

          f.   Transfer to Affiliates ---

               In case the employee is transferred to an affiliate of the Company due to business requirements, the rights and obligations of the Options having been granted to such employee shall not be affected by such transfer.

          g. If the employee or his/her heir(s) fail to exercise the Options within the periods set forth above, the unexercised Options shall expire and become invalid.

     (6)  Elapsed Stock Options

          Any Option that elapses shall be cancelled.

6.   UNDERLYING SHARES

     The Company will issue new common shares as the underlying shares.


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7.   ADJUSTMENTS OF THE EXERCISE PRICE

     (1) The exercise price of the Options shall subject to adjustment in accordance with the following formula upon events resulting in changes in Company's paid-in capital, such as issue of new common shares for cash, capitalization of retained earnings and/or capital reserves, stock split, or the issuance of depositary receipts with primary common shares being the underlying securities. Unless otherwise regulated by applicable laws and regulations or an approval from the relevant authority is required, any additional entitlement certificates resulted from the adjustment of the exercise price will be issued to the holders of entitlement certificates, who are registered in the shareholders' registry. The actual date of such issue of additional entitlement certificates will be determined by the Chairman. Fractional entitlement certificates shall not be issued on the exercise of Options and no payment will be made, in cash or any other form, to account for such fractional entitlement certificates.


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          NEP = OEP x [N + (PNI x n)/OEP] / [N + n]

          Where: NEP = New Exercise Price, the exercise price after adjustment OEP = Old Exercise Price, the exercise price before adjustment
                  N   = the number of outstanding common shares (not including
                        outstanding entitlement certificates or outstanding convertible bonds)
                  n   = the number of new common shares
                  PNI = Offering price of new shares (PNI shall be zero in the event that new shares are issued due to capitalization of retained earnings and/or capital reserves due to stock split)

          Nevertheless, the exercise price will not be adjusted in case of issue of new common shares due to mergers. If the exercise price after adjustment exceeds that before adjustment, no adjustment shall be made.

     (2) When the Company distributes cash dividends, the exercise price shall be adjusted pari passu. Unless otherwise regulated by applicable laws and regulations or an approval from the relevant authority is required, additional entitlement certificates will be issued in accordance with the principle stated in the last paragraph of Paragraph 7(1) above, as based on the adjustment to the exercise price, to the holders of entitlement certificates who are registered in the shareholders' registry.

     (3) If the number of shares allocated for the Options in the Company's Articles of Incorporation becomes insufficient due to the issue of additional entitlement certificates in case of occurrence of any event above, no additional entitlement certificates will be issued until the Company's Articles of Incorporation shall be amended to cover the shares in shortage.


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8.   Procedures for Exercising Options


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     (1)  Except during a period in which the Company's shareholders' registry is closed as required by relevant laws and regulations, employees may exercise the Options in accordance with the schedule set forth in Paragraph 5(2) above by submitting a written notice (the "Exercise Notice") to the stock affairs agent of the Company (the "Transfer Agent").

     (2) The Transfer Agent shall inform the employee to make payments for the exercised Options to a designated bank upon the receipt of the Exercise Notice. The Exercise Notice shall not be withdrawn once the payment has been made.

     (3) The Transfer Agent shall, upon confirmation of payment(s), register the employee and the number of shares subscribed by him/her by way of exercise of the Options onto the Company's shareholders' registry and shall, within five (5) business days, issue entitlement certificates to such employee through central depositary clearance system.

     (4) Entitlement certificates are tradable on the Taiwan Stock Exchange upon delivery to the employee.

     (5) During each fiscal year, the following three (3) dates are the consolidation dates on which all issued entitlement certificates will be consolidated for the purpose of issuing common shares:

          a. The record date fixed by the Company for distributing dividends to shareholders; or, the date of the annual shareholders' meeting in the event that no dividend is distributed;

          b.   September 30; and

          c.   December 28.

     (6) The Company shall deliver common shares of the Company to employee in exchange for entitlement certificates through central depositary clearance system after the Company concludes related procedures of increasing its registered paid-in capital.

     (7) In the event that any amendment to the relevant laws and regulations consequently permitting the Company to deliver shares upon the exercise of employee stock options, the Company shall act in accordance with the amended laws and regulations.


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9.   RIGHTS AND OBLIGATIONS AFTER EXERCISING OPTIONS

     The holders of entitlement certificates of the Company shall have the same rights, obligations and privileges as holders of common shares of the Company, except for the rights with respect to dividends or preemptive rights to subscribe newly issued shares.

10.  CONFIDENTIALITY

     Unless otherwise requested by the competent Authority or laws and regulations, employees shall keep confidential the information relating to the Options or its content. In case of violation of the confidentiality liability, the Company may act in accordance with Paragraph 5(3) above.

11.  IMPLEMENTATION RULES

     The Company will notify the employee under separate cover with regard to the number of Options granted to him/her and procedures related to exercises of Options and payments thereof, issue of entitlement certificates and replacement of entitlement certificates with common shares.


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12.  MISCELLANEOUS

     (1) The Plan, and its amendments, shall become effective upon obtaining approval from the Company's Board of Directors and the competent authority.

     (2) Any other matters not set forth in the Plan shall be dealt with in accordance with the applicable laws and regulations.



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